Exhibit 99.2

DTC DTC.com DTC B&M y/y U.S. LAAP EMEA SG&A EPS bps direct-to-consumer DTC e-commerce DTC brick & mortar year-over-year United States Latin America and Asia Pacific Europe, Middle East and Africa selling, general & administrative earnings per share basis points “+” or “up” “-” or “down” LSD% MSD% HSD% LDD% low-20% mid-30% high-40% increased decreased low-single-digit percent mid-single-digit percent high-single-digit percent low-double-digit percent low-twenties percent mid-thirties percent high-forties percent “$##M” “$##B” c.c. M&A FX ~ in millions of U.S. dollars in billions of U.S. dollars constant-currency Mergers & acquisitions Foreign Exchange approximately

• • • • •

• • • Q2'21 Q2'20 Change Net sales $566.4 $316.6 +79% Gross margin 51.6% 46.2% +540 bps SG&A percent of net sales 46.2% 68.7% -2,250 bps Operating income (loss) $35.0 -$70.3 +$105.3 Operating margin 6.2% -22.2% +2,840 bps Net income (loss) $40.7 -$50.7 +$91.4 Diluted EPS $0.61 -$0.77 +$1.38

• • • • • • • •

• • • • • • • • • •

• • • •

• • • • • • •

• • • • • • • •

• • • • • • − − • • • • • • • • • • •

• • • • • •

Exhibit 99.2

Columbia Sportswear Company™

CFO Commentary and Financial Review

Q2'21

August 2, 2021



FORWARD-LOOKING STATEMENTS

This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes.

This presentation contains forward-looking statements within the meaning of the federal securities laws regarding Columbia Sportswear Company's business opportunities and anticipated results of operations. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Unless the context indicates otherwise, the terms "we," "us," "our," "the Company," and "Columbia" refer to Columbia Sportswear Company, together with its wholly owned subsidiaries and entities in which it maintains a controlling financial interest.

The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the impact of the COVID-19 pandemic on our operations, which is highly dependent on numerous factors that we may not be able to predict or control, including: the duration and scope of the COVID-19 pandemic, including any recurrence due to variants; actions that may be taken to contain the pandemic or to treat its impact, including lock-downs and the speed of the vaccination roll-out; economic slowdowns that have resulted from and may continue to result from the pandemic; workforce staffing and productivity; our ability to continue operations in affected areas; supply chain disruptions, constraints and expenses; and consumer demand and spending patterns, as well as the effects on suppliers, creditors, and wholesale customers, all of which are uncertain. The Company cautions that forward-looking statements are inherently less reliable than historical information.

New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake any duty to update any of the forward-looking statements after the date of this document to conform the forward-looking statements to actual results or to changes in our expectations.

REFERENCES TO NON-GAAP FINANCIAL INFORMATION

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations.

Free cash flow is GAAP *operating cash flow* reduced by capital expenditures. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses free cash flow as a measure to assess both business performance and overall liquidity.

Non-GAAP financial measures, including constant-currency net sales and free cash flow, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP in the back of this presentation in the "Appendix". The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

GLOSSARY OF PRESENTATION TERMINOLOGY

DTC	direct-to-consumer
DTC.com	DTC e-commerce
DTC B&M	DTC brick & mortar
y/y	year-over-year
U.S.	United States
LAAP	Latin America and Asia Pacific
EMEA	Europe, Middle East and Africa
SG&A	selling, general & administrative
EPS	earnings per share
bps	basis points
"+" or "up"	increased
"-" or "down"	decreased
LSD%	low-single-digit percent
MSD%	mid-single-digit percent
HSD%	high-single-digit percent
LDD%	low-double-digit percent
low-20%	low-twenties percent
mid-30%	mid-thirties percent
high-40%	high-forties percent
"$##M"	in millions of U.S. dollars
"$##B"	in billions of U.S. dollars
c.c.	constant-currency
M&A	Mergers & acquisitions
FX	Foreign Exchange
~	approximately






WE CONNECT ACTIVE PEOPLE WITH THEIR PASSIONS

Columbia

SOREL

MOUNTAIN HARDWEAR

prAna






STRATEGIC PRIORITIES

We are committed to driving sustainable and profitable long-term growth and investing in our strategic priorities to:

DRIVE GLOBAL BRAND AWARENESS AND SALES GROWTH THROUGH INCREASED, FOCUSED **DEMAND CREATION** INVESTMENTS

ENHANCE **CONSUMER EXPERIENCE** AND **DIGITAL CAPABILITIES** IN ALL OF OUR CHANNELS AND GEOGRAPHIES

EXPAND AND IMPROVE **GLOBAL DTC** OPERATIONS WITH SUPPORTING PROCESSES AND SYSTEMS

INVEST IN OUR **PEOPLE** AND OPTIMIZE OUR ORGANIZATION ACROSS OUR PORTFOLIO OF BRANDS

CAPITAL ALLOCATION PRIORITIES

Our goal is to maintain our strong balance sheet and disciplined approach to capital allocation.

Dependent upon market conditions and our strategic priorities, our capital allocation approach includes:

INVEST IN ORGANIC GROWTH OPPORTUNITIES
TO DRIVE LONG-TERM PROFITABLE GROWTH

RETURN AT LEAST 40% OF FREE CASH FLOW TO SHAREHOLDERS
THROUGH DIVIDENDS AND SHARE REPURCHASES

OPPORTUNISTIC M&A



Q2'21 KEY HIGHLIGHTS

Q2'21 FINANCIAL RESULTS AND COMPARISONS TO Q2'20

$566M
+79%
Net Sales

51.6%
+540 bps
Gross Margin

6.2%
Compared to (22.2)%
Operating Margin

$0.61
Compared to a $(0.77) loss per share
Diluted EPS

Q2'21 Highlights:

- Record Q2'21 and H1'21 net sales, gross margin, operating income and diluted earnings per share, exceeded pre-pandemic levels.
- DTC.com grew 5% y/y as we lapped the prior year's surge in e-commerce sales that resulted from temporary store closures.
- Q2'21 results were ahead of internal expectations, primarily driven by better than planned U.S. wholesale and DTC B&M net sales performance, as well as a favorable full-price selling environment.
- Exited quarter with $820.9 million in cash and short-term investments and no borrowings.
- Inventory at quarter end was down 16% y/y.

Q2'21 FINANCIAL SUMMARY

(dollars in millions, except per share amounts)

	Q2'21	Q2'20	Change
Net sales	$566.4	$316.6	+79%
Gross margin	51.6%	46.2%	+540 bps
SG&A percent of net sales	46.2%	68.7%	-2,250 bps
Operating income (loss)	$35.0	-$70.3	+$105.3
Operating margin	6.2%	-22.2%	+2,840 bps
Net income (loss)	$40.7	-$50.7	+$91.4
Diluted EPS	$0.61	-$0.77	+$1.38

Commentary on factors impacting Q2'21 financial results:

- Net sales growth primarily reflects a strong fundamental recovery in the U.S. wholesale and DTC B&M channels and fewer pandemic related disruptions and temporary store closures compared to Q2'20.
- Gross margin improvement was primarily driven by decreased inventory reserve provisions relative to elevated levels in Q2'20 and, to a lesser degree, lower DTC promotional levels and favorable wholesale product margins, partially offset by unfavorable channel sales mix.
- Net income in Q2'21 was impacted by an income tax benefit of $5.4 million, primarily driven by a non-recurring decrease in accrued foreign withholding taxes.

Q2'21 NET SALES OVERVIEW

Q2'21 PERCENTAGE CHANGE VS. Q2'20 AND Q2'21 NET SALES (unless otherwise noted)

CATEGORY PERFORMANCE

APPAREL, ACCESSORIES & EQUIPMENT:

↑ +86% (+83% c.c.)

$453M

FOOTWEAR:

↑ +56% (+52% c.c.)

$113M

- Apparel, Accessories & Equipment net sales were 5% higher than Q2'19
- Footwear net sales were 21% higher than Q2'19

BRAND PERFORMANCE

Columbia

↑ +82% (+79% c.c.)

$484M

SOREL

↑ +74% (+71% c.c.)

$23M

prAna

↑ +43% (+43% c.c.)

$40M

MOUNTAIN HARDWEAR

↑ +97% (+95% c.c.)

$19M

- Columbia net sales were 6% higher than Q2'19
- SOREL net sales were 53% higher than Q2'19
- prAna net sales were 3% higher than Q2'19
- Mountain Hardwear net sales were 10% higher than Q2'19

CHANNEL PERFORMANCE

WHOLESALE:

↑ +89% (+86% c.c.)

$302M

DTC:

↑ +69% (+66% c.c.)

$264M

- Wholesale net sales were 2% higher than Q2'19
- DTC net sales were 15% higher than Q2'19 driven by low-80% DTC.com growth

Q2'21 GEOGRAPHICAL NET SALES PERFORMANCE

Q2'21 PERCENTAGE CHANGE VS. Q2'20 AND Q2'21 NET SALES


CANADA
+170% (+140% c.c.)
$21M
EMEA
+52% (+46% c.c.)
$88M
U.S.
+107% (+107% c.c.)
$379M
LAAP
+16% (+11% c.c.)
$78M

Percentage change details and primary drivers:

U.S.

- **Wholesale: up low-140%**, later shipment of Spring 2021 orders out of Q1'21 into Q2'21 and higher Spring 2021 sales
- **DTC: up mid-80%,** DTC B&M +mid-250% and DTC.com +LSD%
- The Company had 136 stores (127 outlet; 9 branded) exiting Q2'21 vs. 143 (123 outlet; 20 branded) exiting Q2'20

LAAP

- **China: up MSD%** (-LSD% c.c.), negatively impacted by earlier shipment of Spring 2021 wholesale orders which shifted sales into Q1'21
- **Japan: up low-50%** (+mid-50% c.c.), lapping prior year pandemic related disruptions which were more impactful than sporadic State of Emergency declarations in Q2'21
- **Korea: down HSD%** (-mid-teens% c.c.), lapping Q2'20 results which benefitted from government stimulus
- **LAAP distributor: up high-30%**, lapping prior year pandemic-related order cancellations

EMEA

- **EMEA distributor: up mid-50%**, lapping prior year pandemic-related order cancellations and earlier delivery of Fall 2021 product compared to Fall 2020
- **Europe-direct: up high-40%** (+mid-30% c.c.), higher Spring 2021 sales and later shipment of Spring 2021 orders out of Q1'21 into Q2'21

Canada

- **+170%** (+140% c.c.), later shipment of Spring 2021 orders out of Q1'21 into Q2'21 and higher Spring 2021 sales.

Q2'21 GROSS MARGIN BRIDGE

Q2'21 gross margin expanded 540bps y/y to 51.6%



46.2%
51.6%
Q2'20
Channel Profitability
Channel & Region Mix
FX
Other
Q2'21

Gross Margin expansion primarily reflects:

Tailwinds

- **Channel Profitability:** favorable DTC product margins driven by lower promotional levels
- **Channel Profitability:** increased wholesale product margin driven by strong retail sell-through performance resulting in lower customer accommodations
- **Other:** decreased inventory reserve provisions compared to elevated levels in Q2'20

Partially offset by:

Headwinds

- **Channel & Region Mix:** net sales shift to channels which typically carry lower margins including a higher B&M mix within DTC net sales and a higher wholesale mix as a percent of total net sales

Q2'21 SG&A BRIDGE

Q2'21 SG&A increased 20% y/y to $261.8M


$217.7
$261.8
Q2'20
Global Retail
Demand Creation
Personnel
Incentive Comp
Other
COVID-19 Expenses
Bad Debt
Q2'21

Q2'21 SG&A expenses were 46.2% of net sales compared to 68.7% in Q2'20

The y/y increase in SG&A expenses was primarily driven by:

SG&A Expense Increases

- **Global Retail:** increased expenses relative to prior year temporary store closures
- **Demand Creation:** higher variable spending with sales growth and incremental strategic investment
- **Personnel:** impact of higher personnel expenses to support business growth and annual merit increases
- **Incentive Comp:** higher incentive compensation
- **Other:** reflects the net impact of small changes in other expenses

Partially offset by:

SG&A Expense Reductions

- **COVID-19 Expenses:** non-recurrence of Q2'20 catastrophic leave and furlough pay, severance and other pandemic related costs that were partially offset by government subsidies and incentives
- **Bad Debt:** lower bad debt expense, driven by a healthier wholesale customer base

BALANCE SHEET OVERVIEW

Balance Sheet as of June 30, 2021

Cash, Cash Equivalents and Short-term Investments

$821M

Cash, cash equivalents and short-term investments totaled $820.9M, compared to $475.8M at June 30, 2020.

The Company had no borrowings, compared to short-term borrowings of $2.8M at June 30, 2020.

Inventory

-16%

Inventories -16% y/y to $676.0M. The reduction in inventory was driven by increased sales combined with delayed Fall 2021 inventory receipts due to ongoing supply chain disruptions. Inventory at quarter-end primarily consisted of current and future season product. Aged inventories represent a manageable portion of our total inventory mix and excess inventory decreased significantly compared to the same period in 2020.



CASH FLOW & CAPITAL ALLOCATION OVERVIEW

Cash Flow for the Six Months Ended June 30, 2021

Net Cash Flow from Operations

$117M

Net cash flow from operating activities was $117.2M, compared to net cash used in operating activities of $37.3M for the same period in 2020.

Capital Expenditures

$12M

Capital expenditures totaled $12.4M, compared to $21.0M for the same period in 2020.

Share Repurchases

$55M

YTD, the Company repurchased 528,609 shares of common stock for an aggregate of $54.9M, at an average price per share of $103.79.

At June 30, 2021, $427.4M remained available under our current stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Dividend

$0.26

The Board of Directors approved a regular quarterly cash dividend of $0.26 per share, payable on August 26, 2021 to shareholders of record on August 12, 2021.



COVID-19 UPDATES

Health, Safety and Well Being	• The Company's top priority throughout the pandemic remains to protect the health and safety of our employees, their families, our customers and our communities. • We are continually adapting business operations to adhere to evolving local and regional guidelines and safety protocols across all areas of our global business to help contain the spread of the virus.
DTC Brick & Mortar Store Impacts	• The majority of our owned stores remained open throughout Q2'21. Government mandated lockdowns and related temporary store closures primarily impacted stores in Japan, China, Europe and Canada at varying times during Q2'21 and Q3'21 quarter-to-date. • Store traffic trends improved in Q2'21 but remain below pre-pandemic levels. Store traffic levels vary by region and are influenced by each markets ability to contain the spread of the virus and consumers' willingness to shop in store.
Supply Chain and Logistics	• Demand for ocean vessels and containers is far outstripping available capacity. Starting in June, escalating ocean freight rates have far exceeded our expectations and limited upside to our full year financial outlook. • Rising COVID-19 cases and related government actions in sourcing countries across southeast Asia could further disrupt our manufacturing partners operations and limit product availability and deliveries. • The Company continues to navigate port congestion and logistics constraints that are resulting in later timing of inventory receipts and deliveries. These ongoing disruptions pose significant and escalating challenges for the delivery of product for our Fall 2021 season. • Our updated financial outlook incorporates our current view of the supply chain disruptions, constraints and expenses outlined above and could materially change as conditions evolve.

2021 FINANCIAL OUTLOOK

The Company's 2021 Financial Outlook and the underlying assumptions are forward-looking in nature, and the forward-looking statements reflect our expectations as of August 2, 2021 and are subject to significant risks and business uncertainties, including those factors described under "Forward-Looking Statements" above. These risks and uncertainties limit our ability to accurately forecast results. This outlook and underlying assumptions reflect our estimates as of August 2, 2021 regarding the impact on our operations of the COVID-19 pandemic; economic conditions; supply chain disruptions, constraints and expenses; and consumer behavior and confidence; as well as geopolitical tensions. However, it is not possible to determine the ultimate impact of these items on our operations for 2021, or whether other currently unanticipated direct or indirect consequences of the COVID-19 pandemic are reasonably likely to materially affect our operations. This outlook assumes no meaningful deterioration of current supply chain or market conditions related to the ongoing pandemic. Projections are predicated on normal seasonal weather globally.

	2021 Financial Outlook	**Commentary compared to 2020**
Net sales	**$3.13B to $3.16B** (prior $3.04B to $3.08B)	**+25.0% to 26.5%** (prior +21.5% to 23.0%)
Gross margin	**49.9% to 50.1%** (prior 50% to 50.2%)	**95 to 115 bps expansion** (prior 110 bps to 130 bps expansion)
SG&A percent of net sales	**38.4% to 38.7%** (prior 38.7% to 39.1%)	**520 bps to 550 bps leverage** (prior 480 bps to 520 bps leverage)
Operating margin	**11.7% to 12.2%** (prior 11.4% to 12.0%)	**620 bps to 670 bps leverage** (prior 590 bps to 650 bps leverage)
Operating income	**$365M to $386M** (prior $347M to $369M)	**+166% to 182%** (prior +154% to 169%)
Effective income tax rate	**~21.5%** (prior ~22%)	**2020 effective tax rate of 22.6%**
Net income	**$287M to $304M** (prior $271M to $288M)	**+166% to 181%** (prior +151% to 166%)
Diluted EPS	**$4.30 to $4.55** (prior $4.05 to $4.30)	**+165% to 181%** (prior +150% to +165%)

2021 FINANCIAL OUTLOOK ASSUMPTIONS

Net Sales	Anticipated net sales growth primarily reflects: • All brands are anticipated to grow in 2021 led by the Columbia and SOREL brands. • All four geographic segments are anticipated to grow in 2021. Within our LAAP region, LAAP distributor markets and Japan are anticipated to have slower recovery curves. • From a product category perspective, we anticipate Apparel, Accessories and Equipment to slightly outpace Footwear. Demand for our footwear continues to be robust and is outpacing production capacity. • First half sales performance and notable strength in the Company's Fall 2021 order book reflect a return to growth in our wholesale business. • DTC.com growth resulting in DTC.com penetration as percent of total sales slightly below the 19% penetration level achieved in 2020. • Improved DTC B&M traffic and sales performance including: – benefit of lapping prior year temporary store closures and gradual fundamental improvement over the course of the year, and – new U.S. store openings: approximately 10 stores (primarily outlet stores) in 2021. New store opening plans may change as lease negotiations are finalized.
Gross Margin	Anticipated gross margin expansion primarily reflects: • increased DTC product margins driven by lower promotional activity; • increased product margins from generally lower product costs for Spring and Fall 2021 inventory; and • a lower proportion of wholesale close-out product sales due to less excess inventory and lower reserve provisions; partially offset by • increased freight costs associated with industrywide logistics capacity constraints. This revised range includes the impact of approximately $40M of incremental ocean freight costs, not contemplated in our prior outlook, as ocean freight rates have increased dramatically over the past 60 days. The updated financial outlook reflects the impact of current and estimated future freight rates.
SG&A percent of net sales	Anticipated SG&A expense growth primarily reflects: • increased variable expenses related to global DTC sales growth as well as operating costs of distribution centers and other operations; • increased demand creation spending; • higher personnel expenses; • higher incentive compensation; and • the unfavorable impact of foreign currency translation; partially offset by • lower bad debt expense; and • the non-recurrence of expenses related to retail impairment and store closure charges, the impairment of prAna's trademark, and certain COVID-19 related expenses. Demand creation as a percent of net sales is anticipated to be 6.0 percent in 2021, compared to 5.7 percent in 2020. We anticipate SG&A expense will benefit as store closure negotiations are finalized and the related lease liabilities are settled which we expect to partially offset the related store closure charges incurred in 2020.

FULL YEAR 2021 FINANCIAL OUTLOOK ASSUMPTIONS AND SECOND HALF 2021 COMMENTARY

Effective tax rate	• The effective income tax rate may be affected by unanticipated impacts from changes in international, federal or state tax policies, changes in the Company's geographic mix of pre-tax income, other discrete events, as well as differences from our estimate of the tax benefits associated with employee equity awards and our estimate of the tax impact of various tax initiatives. • The full year effective tax rate in our full year 2021 financial outlook decreased from ~22% to ~21.5% due to non-recurring decrease in accrued foreign withholding taxes.
Foreign currency	• Foreign currency is expected to have essentially no impact on earnings as favorable net sales growth of 120 basis points due to foreign currency translation impacts are anticipated to be offset by SG&A translation and negative foreign currency transactional effects from hedging of production.
Operating cash flow and capital expenditures	• Operating cash flow is anticipated to be $260M to $280M (prior $250M to $270M). • Capital expenditures are planned to be $45M to $60M (prior $60M to $80M). The reduction in planned capital expenditures is primarily due to a shift in timing related to certain capital projects.
Second Half 2021 Commentary	• The Company expects low-20% y/y net sales growth in H2'21. The timing of Fall 2021 inventory receipts and wholesale shipments can have a significant impact on quarterly financial performance. Based on current forecasted product delivery dates, the Company anticipates that both Q3'21 and Q4'21 y/y net sales growth will be in the low-20% range.

APPENDIX



SECOND QUARTER 2021 CONSTANT-CURRENCY RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

(In millions, except percentage changes)	Three Months Ended June 30, Reported Net Sales 2021	Adjust for Foreign Currency Translation	Constant-currency Net Sales 2021[1]	Reported Net Sales 2020	Reported Net Sales % Change	Constant-currency Net Sales % Change[1]
Geographical Net Sales:						
United States	$ 379.1	$ —	$ 379.1	$ 183.2	107%	107%
Latin America and Asia Pacific	78.0	(3.3)	74.7	67.4	16%	11%
Europe, Middle East and Africa	88.5	(3.2)	85.3	58.3	52%	46%
Canada	20.8	(2.3)	18.5	7.7	170%	140%
Total	$ 566.4	$ (8.8)	$ 557.6	$ 316.6	79%	76%
Brand Net Sales:						
Columbia	$ 484.3	$ (8.3)	$ 476.0	$ 265.8	82%	79%
SOREL	23.1	(0.3)	22.8	13.3	74%	71%
prAna	39.7	—	39.7	27.7	43%	43%
Mountain Hardwear	19.3	(0.2)	19.1	9.8	97%	95%
Total	$ 566.4	$ (8.8)	$ 557.6	$ 316.6	79%	76%
Product Category Net Sales:						
Apparel, Accessories and Equipment	$ 453.1	$ (6.0)	$ 447.1	$ 243.8	86%	83%
Footwear	113.3	(2.8)	110.5	72.8	56%	52%
Total	$ 566.4	$ (8.8)	$ 557.6	$ 316.6	79%	76%
Channel Net Sales:						
Wholesale	$ 302.3	$ (4.7)	$ 297.6	$ 159.9	89%	86%
DTC	264.1	(4.1)	260.0	156.7	69%	66%
Total	$ 566.4	$ (8.8)	$ 557.6	$ 316.6	79%	76%

[1] Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.

FIRST HALF FREE CASH FLOW RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net cash provided by (used in) operating activities to free cash flow
(Unaudited)

(In millions)	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net cash provided by (used in) operating activities	$ 117.2	$ (37.3)
Capital expenditures	(12.4)	(21.0)
Free cash flow	$ 104.8	$ (58.3)